Exhibit 10.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENTTO LEASE (this “Amendment”) is entered into as of this 27th day of March 2023, by and between B9 LS HARRISON & WASHINGTON LLC, a Delaware limited liability company (“Landlord”), and PEPGEN, INC., a Delaware corporation (“Tenant”).

RECITALS

a)
WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of December 1, 2021, as amended by that certain First Amendment to Lease dated as of January 14, 2022 (the “First Amendment”) (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 321 Harrison Avenue in Boston, Massachusetts (the “Building”);

b)
WHEREAS, Tenant executed that certain Acknowledgment of Term Commencement Date and Term Expiration Date dated [sic], 202[sic] (the “Acknowledgment”); and

c)
WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.
Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.
First Amendment Scrivener’s Error. The First Amendment contains a scrivener’s error and is incorrectly dated as of January 14, 2021. The First Amendment is hereby amended by deleting all references to “January 14, 2021” and replacing them with “January 14, 2022”. Landlord and Tenant acknowledge and agree that the First Amendment was entered into on January 14, 2022.

3.
Term Expiration Date. Section 3 of the Existing Lease is hereby amended by deleting “one hundred ten (110) months” and replacing it with “one hundred twelve(112) months and ten (10) days”. Section 5 of the Acknowledgment is hereby amended by deleting “February 28, 2032” and replacing it with “May 9, 2032”. For clarity, the Term Expiration Date shall be May 9, 2032 and all references to the Term Expiration Date in the Existing Lease and the Acknowledgment shall refer to such extended date.

4.
Rent Commencement Date.

BioMed Realty form dated9/28/17

a.
Section 7.1 of the Existing Lease is hereby amended by deleting “two (2)months” and replacing it with “four (4) months and eleven (11) days”.

b.
Section 8 of the Acknowledgment is hereby deleted in its entirety and replaced with the following:

“The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease will commence to accrue on May 10, 2023, with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Square Feet of Rentable Area*	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
Rent Commencement Date-date immediately prior to 1st anniversary of Rent Commencement Date	31,668	$93.00 annually	$245,427.00	$2,945,124.00
5/10/23-5/9/24
1stanniversary of Rent Commencement Date - date immediately prior to 2nd anniversary of Rent Commencement Date	31,668	$95.79 annually	$252,789.81	$3,033,477.72
5/10/24-5/9/25
2nd anniversary of Rent Commencement Date - date immediately prior to 3rdanniversary of Rent Commencement Date	31,668	$98.66 annually	$260,363.74	$3,124,364.88
5/10/25-5/9/26
3rd anniversary of Rent Commencement Date - date immediately prior to 4thanniversary of Rent Commencement Date	31,668	$101.62 annually	$268,175.18	$3,218,102.16
5/10/26-5/9/27

4thanniversary of Rent Commencement Date - date immediately prior to 5th anniversary of Rent Commencement Date	31,668	$104.67 annually	$276,224.13	$3,314,689.56

5/10/27-5/9/28
5thanniversary of Rent Commencement Date - date immediately prior to 6th anniversary of Rent Commencement Date	31,668	$107.81 annually	$284,510.59	$3,414,127.08
5/10/28-5/9/29
6thanniversary of Rent Commencement Date - date immediately prior to 7th anniversary of Rent Commencement Date	31,668	$111.05 annually	$293,060.95	$3,516,731.40
5/10/29-5/9/30
7thanniversary of Rent Commencement Date - date immediately prior to 8th anniversary of Rent Commencement Date	31,668	$114.38 annually	$301,848.82	$3,622,185.84
5/10/30-5/9/31
8th anniversary of Rent
Commencement Date– Term Expiration Date	31,668	$117.81 annually	$310,900.59	$3,730,807.08
5/10/31-5/9/32

* Note: Subject to adjustment based upon the Rentable Area of the Premises as of the Term Commencement Date.”

5.
Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

6. No Default. Landlord and Tenant each represents, warrants and covenants that, to the best of its respective knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6.
Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

7.
Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

8.
Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.
Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

10.
Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESSWHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

Date: March 27, 2023	By:	/s/ Colleen O'Connor
Colleen O'Connor
Senior Vice President, East Cost & U.K. Markets

Date: March 27, 2023	By:	/s/ James McArthur
James McArthur
Chief Executive Officer, CEO